                                                                    EXHIBIT 10.7

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and such portions have been filed separately with the Commission.

PRIVILEGED AND CONFIDENTIAL

                                December 3, 2003

Stephen P. Adik
488 Wexford Road
Valparaiso, IN 46385

Dear Steve:

This Letter Agreement confirms our decision concerning your employment status. As we discussed, your employment with NiSource Corporate Services Company will be terminated as a result of your voluntary retirement. If you sign this Letter Agreement, it will constitute the mutual agreement between you and the Company regarding the termination of your employment. As used herein, "the Company" shall mean NiSource Inc. or any of its affiliates or subsidiaries, including NiSource Corporate Services Company, and "NiSource" shall mean exclusively NiSource Inc.

1.       Employment Status

         Unless you are discharged for cause, you will continue as an active employee of the Company through December 31, 2003 for purposes of determining your NiSource post-retirement health, life insurance and retirement benefits, as well as participation in the 2003 NiSource bonus plan. You will be treated as retiring as an active employee on January 1, 2004 for purposes of vesting (a) any restricted and contingent stock in NiSource owned by you and (b) any NiSource stock options owned by you; provided, however, you shall be treated as retiring as an active employee on January 29, 2004 for purposes of vesting the contingent stock grant awarded to you by NiSource January 29, 2000. Thereafter, you will retire from the Company with the benefits which you are entitled to as a retired employee of the Company and only those additional benefits set forth in Paragraphs 2 and 3, provided that you shall be entitled to the benefits set forth in Paragraphs 2 and 3 after you timely execute a release in the form attached as Exhibit 1 hereto.

         You will resign as an officer and director of the Company on December 31, 2003, except you will not resign as a director of NiSource.

         After your retirement, you agree to cooperate whenever needed in the preparation for and/or defense of any litigation in which the Company is involved.

2.       Retirement Payments

         A.       Special Retirement Cash Bonus

         On December 31, 2003, and in recognition for your past services to the Company, you will receive a cash bonus in the amount of $450,000 (the "Special Bonus"). The Special Bonus will be subject to legally-mandated deductions for Social Security and federal, state and local taxes.

         B.       Special Restricted Stack Grant

         On January 2, 2004, and in recognition for your past services to the Company, you will receive $450,000 in value of NiSource restricted common stock, with the number of restricted shares to be issued to equal $450,000 divided by the closing stock price of a share of NiSource common stock on January 2, 2004 (the "Special Restricted Stock Grant"). The terms of the Special Restricted Stock Grant agreement are attached as Exhibit 2.

         C.       Previously Issued Stock Options and Restricted Stock Grants

         Exhibit 3 lists the terms of all stock options, restricted stock grants and contingent stock grants previously issued to you and which remain outstanding as of January 1, 2004.

3.       Change In Control

         You acknowledge that you are not currently owed any benefits under your Change in Control Agreement dated as of February 5, 1990, and as amended and restated as of September 1, 1997 and April 19, 2000 (the "CIC"). Nonetheless, as additional consideration for your execution of this Agreement, the Company agrees that, if

         (a) an Acquisition of NiSource (as defined below) (**) is announced on or before June 30, 2005, or

         (b) (**) then you will receive 34,101 shares of NiSource common stock (determined by taking the difference between 55,529 TARSAP shares forfeited upon your retirement less 21,428 shares granted to you under the Special Restricted Stock Grant and based on the assumption the shares issued under the Restricted Stock Grant are valued at $21.00 per share). You will not receive any payments in the event there is an Acquisition of NiSource under circumstances not specifically described in the previous sentence. For purposes of this Paragraph 3, the phrase "Acquisition of NiSource" means a transaction which is defined as a "Change in Control" in the CIC.(**)

---------------------
(**) Text has been omitted pursuant to a request for confidential treatment and such text has been filed separately with the Commission.

4.       Vacation

         You are eligible to receive a lump sum payment representing compensation for your accrued and unused vacation in the amount of $80,288.49. This payment will be subject to legally-mandated deductions for Social Security and federal, state and local taxes, as well as deductions for any contributory benefit plans in which you elect to continue participation.

5.       COBRA Coverage

         Your retirement is a qualifying event under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The Company will notify you and/or your dependents of the insurance coverage which you may continue on a self-pay basis as provided by COBRA upon termination of your employment. You are entitled to 18 months of COBRA for dental and vision insurance on a self-pay basis commencing January 1, 2004.

         Notwithstanding the foregoing, you will be reimbursed by the Company for the first 12 months of COBRA for dental and vision insurance.

6.       Waiver of Severance Payments

         You agree to waive any rights to severance payments under the NiSource Executive Severance Policy that became effective as of June 1, 2002

7.       Long Term Incentive Program

         You will be treated as an active employee of the Company through January 1, 2004 for purposes of the 1994 Long Term Incentive Plan as amended, including the vesting of any contingent or restricted stock or stock options.

8.       Indemnification

         You will be entitled to indemnification by the Company pursuant to the provisions of Article 6 of NiSource Corporate Services Company's by-laws in effect on December 31, 2003 notwithstanding any change made thereafter, except as such change may be required by law. You will also be entitled to coverage under the directors and officers liability insurance coverage maintained by the Company (as in effect from time to time) to the same extent as other former officers of the Company.

9.       Company Property

         The Company will transfer to you, title to your current Company automobile, at no cost to you, at a time of your choosing, but in no event later than January 31, 2004. The Company, in accordance with practices previously in place, will reimburse any income tax liability incurred by you as a result of this transfer.

         You agree to return to the Company any and all of its property, including but not limited to, keys, employee identification or security access cards, telephones, computing equipment, PDAs, credit cards and cars on or before January 1, 2004.

         Notwithstanding the foregoing, you may continue to use your Company mobile telephones until January 31, 2004.

10.      Confidentiality

         You acknowledge that preservation of a continuing business relationship between the Company and their respective customers, representatives, and employees is of critical importance to the continued business success of the Company and that it is the active policy of the Company to guard as confidential certain information not available to the public and relating to the business affairs of the Company. In view of the foregoing, you agree that you shall not disclose to any person or entity any such confidential information that was obtained by you in the course of your employment by the Company (including your employment as a director of NiSource) without the prior written consent of the Company. It will not be considered a violation of this Paragraph 10 if you are required to disclose confidential information in a proceeding to enforce your rights under this Letter Agreement or pursuant to a subpoena, order of court or other governmental or administrative directive, compliance with which is mandatory, provided you give the Company notice that you have been served with such a subpoena or order immediately upon receiving service.

         Moreover, you agree that upon termination of your employment, you will promptly deliver to the Company all documentation and other materials relating to the Company's business or the business of any NiSource company which are in your possession or under your control, including customer and potential customer lists, product lists, and marketing material, whether in written or electronic data form; and you will delete, destroy or discard all copies of such confidential information remaining in your possession, provided, however, you shall be entitled to retain documentation and other materials relating to the Company's business that is necessary for you to serve as a director of NiSource.

         To facilitate the foregoing, the Company will allow you to use your existing office space and will provide you with secretarial assistance on an as-needed basis, until the earlier of the date upon which you certify that you have complied with the foregoing, or April 1, 2004.

         You further acknowledge and agree that the Company's remedy in the form of monetary damages for any breach by you of any of the provisions of this paragraph may be inadequate and that, in addition to any monetary damages for such breach, the Company shall be entitled to institute and maintain any appropriate proceeding or proceedings, including an action for specific performance and/or injunction.

11.      Status as a Director

         Unless nominated by NiSource, you hereby agree not to stand for re-election as a director of NiSource upon the expiration of your current term as a director of NiSource.

         Subsequent to December 31, 2003, you will have the status of a non-employee director of NiSource and shall be entitled to such compensation for board and committee duties as is accorded to non-employee directors of NiSource.

12.      Release of Claims

         In consideration of the payment and benefits described above, you, on behalf of yourself and your heirs, executors, and administrators, fully and finally settle, release, and waive any and all local, state (including but not limited to the Indiana Civil Frights Law), and federal civil, common law, statutory (including, but not limited to, the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as those Acts are amended), and equitable claims against the Company and NiSource, Inc. and its subsidiaries and affiliated companies, and all the stockholders, predecessors, successors, agents, directors, officers, employees, representatives, and attorneys of NiSource, and its subsidiaries and affiliated companies, known or unknown, occurring or arising prior to you signing this Letter Agreement, except for claims relating to the enforcement of this Letter Agreement.

         You acknowledge and agree that this release is being given only in exchange for consideration to which you are not otherwise entitled.

         Based on the knowledge the Company has of the date of this Letter Agreement, the Company has no intention to sue you or your heirs, executors or administrators.

13.      Outstanding Charges

         You hereby agree to pay the Company any outstanding amounts owed to the Company, and further agree that by signing this Letter Agreement you hereby authorize the Company to deduct any outstanding charges from your lump sum or salary continuation payments.

14.      Governing Law

         This Letter Agreement shall be construed in accordance with the laws of Indiana.

15.      Severability

         In the event that one or more of the provisions contained in this Letter Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the Company shall have the right to enforce the remainder of this Letter Agreement.

16.      Non-Disclosure

         Except to the extent that disclosure is required to enforce your rights under this Letter Agreement or otherwise is required by subpoena, order of court or other governmental or administrative directive, compliance with which is mandatory, you expressly agree to keep the terms of this Letter Agreement strictly confidential and that you will not disclose the terms of this Letter Agreement to anyone other than your spouse, your legal counsel or your tax advisor, provided that they each agree to preserve the confidentiality of the terms of this Letter Agreement.

         You agree not to make any false and disparaging statements about the Released Parties to any media outlet, industry group, financial institution or analyst, or current or former employee, consultant, client or customer of the Company.

         NiSource and the officers of NiSource shall not make any false and disparaging statements about you to any media outlet, individual group, financial institution or analyst.

         Nothing herein should be construed as a limitation on your ability to consult with your counsel or with an administrative agency.

17.      Complete Agreement

         You acknowledge that in accepting this Letter Agreement, you have not relied upon any representation or promise other than those expressly stated in this Letter Agreement.

         This Letter Agreement and those sections of other Agreements specifically referenced herein, constitute the complete understanding between you and the Company relating to your separation and supersede any and all prior agreements, promises, representations or inducements, no matter their form, concerning your employment with the Company. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.

18.      Important Information

         YOU ACKNOWLEDGE THAT THE COMPANY HAS ADVISED YOU TAKE UP TO 21 DAYS TO CONSIDER THE TERMS AND CONDITIONS OUTLINED ABOVE, AND THAT THE COMPANY HAS ALSO ADVISED YOU TO CONSULT AN ATTORNEY BEFORE SIGNING THIS LETTER

         AGREEMENT. YOU ALSO HAVE THE RIGHT TO REVOKE YOUR EXECUTION OF THIS LETTER AGREEMENT WITHIN 7 DAYS AFTER EXECUTION IN ACCORDANCE WITH THE NOTICE TO EMPLOYEE ATTACHED HERETO.

         IF YOU ACCEPT THE TERMS AND CONDITIONS OUTLINED ABOVE, INCLUDING PARAGRAPH 12, PLEASE SIGN BOTH COPIES OF THIS LETTER AGREEMENT IN THE SPACE PROVIDED BELOW TO SIGNIFY YOUR ACCEPTANCE, AND RETURN BOTH COPIES TO GARY L. NEALE BY DECEMBER 24, 2003, ON WHICH DATE THIS OFFER WILL EXPIRE IF NOT ACCEPTED. IF YOU ACCEPT THE TERMS AND CONDITIONS OUTLINED ABOVE, YOUR ACCEPTANCE IS IN LIEU OF ANY AND ALL OTHER SEVERANCE PROGRAMS OFFERED BY THE COMPANY AND YOU KNOWINGLY AND VOLUNTARILY WAIVE PARTICIPATION IN ALL OTHER SEVERANCE PROGRAMS OFFERED BY THE COMPANY. YOU ACKNOWLEDGE THAT THE COMPANY'S PERFORMANCE UNDER THIS AGREEMENT CONSTITUTES FULL AND COMPLETE PAYMENT OF ALL AMOUNTS DUE TO YOU FROM THE COMPANY AND CONSTITUTES ADDITIONAL CONSIDERATION TO WHICH YOU ARE NOT OTHERWISE ENTITLED.

                                             Very truly yours,

                                             /s/   Gary L. Neale
                                             Gary L. Neale

Accepted:

/s/   Stephen P. Adik
Stephen P. Adik

Date: ____________________

Witness: /s/   Peter V. Fazio, Jr.

Date:_________________

                                                                       EXHIBIT 1

GENERAL RELEASE

ATTN: THIS GENERAL RELEASE SHOULD NOT BE SIGNED PRIOR TO EMPLOYEE'S TERMINATION DATE, JANUARY 1, 2004.

         In consideration of the payments and benefits set forth in the Letter Agreement attached hereto, the sufficiency of which consideration is hereby acknowledged, I, for myself and my heirs, executors and administrators, do hereby fully, finally and unconditionally release and forever discharge NiSource Inc. and all of its parent, sister and subsidiary corporations and all of its affiliates, as well as all of its former and current directors, officers, employees, stockholders, attorneys, agents, predecessor, successors and assigns, in their personal and corporate capacities (hereinafter "Released Parties"), from any and all liabilities, actions, causes of action, claims, rights, obligations, charges, damages, costs, attorneys' fees, suits, re-employment rights and demands of any and every kind, nature, and character, known and unknown, liquidated or unliquidated, absolute or contingent, in law or in equity, enforceable under and local, state, or federal statute or ordinance, or under the common laws of the United States, FROM THE BEGINNING OF TIME TO THE DATE OF THIS GENERAL RELEASE, including but not limited to, all claims relating to THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S-C.
SECTION 621 ET SEQ. and the specific statutes referred to in footnote 1(1), any and all claims relative to any agreement relating to my employment with any of the Released Parties, including but not limited to any claims under the doctrines of defamation, libel, slander, invasion of privacy, intentional infliction of emotional distress, interference with contractual relations, retaliatory discharge, breach of contract, wrongful discharge, breach of implied contract or implied covenant of good faith or fair dealing, and any other statute, authority or law, providing a cause of action relating to my employment with NiSource and all of its parent, sister and subsidiary corporations and all of its affiliates, and/or its termination. I also agree not to sue NiSource or any of the other Released Parties with respect to the claims covered by the foregoing General Release.

         This General Release shall not apply to: (1) any third party claims against me relating to or arising from my employment with the released Parties; or any of its related parties; or (2) the Letter Agreement attached hereto.

         I acknowledge that prior to entering into the Letter Agreement to which this General Release is attached and made a part of, I was advised in writing to consult with an attorney before executing the Letter Agreement and that I was given a period of at least twenty-one (21)

----------------------------
(1)        Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
Section 2000e et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. Section 1001 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Section 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq.; the Civil Rights Act of 1866, 42 U.S.C. Section 1981 et seq.; the Worker Adjustment Retraining Notification Act, 29 U.S.C. 2101 Section et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. and the Indiana Civil Rights Act.

days within which to consider the Letter Agreement, including the terms of this General Release. Moreover, I was advised in writing of my right, for seven days following my execution of the Letter Agreement, to revoke the Letter Agreement and thereby decline to execute this General Release. I expressly represent that I did not revoke the Letter Agreement. Accordingly, I acknowledge and agree that the Letter Agreement is effective and enforceable.

         I hereby represent that I have read and understand the terms of this General Release and represent that my execution of this General Release constitutes my knowing and voluntary act, made without coercion or intimidation. I understand that this General Release in applicable to any claims arising prior to the date of this General Release and is binding upon me, my heirs, executors and assigns.

__________________________
Stephen P. Adik

Date: __________________________

__________________________
Witness' Signature

Date: __________________________

                                NISOURCE RELEASE

         Based on the knowledge NiSource Inc. and its affiliates have as of the date of this Release, NiSource Inc. has no intention to sue you or your heirs, executors or administrators.

                                               NISOURCE INC.

                                               By:_____________________________
                                               Its:_____________________________

                                                                       EXHIBIT 2

                                  NISOURCE INC.
                         1994 LONG-TERM INCENTIVE PLAN,
                             AS AMENDED AND RESTATED

                           RESTRICTED STOCK AGREEMENT

         This Agreement is made as of the 2nd day of January, 2004 ("Date of Award"), between NiSource Inc. (the "Company") and Stephen P. Adik (the "Grantee"). In consideration of the agreements set forth below, the Company an the Grantee agree as follows:

         1. Grant. A restricted stock award ("Award") of 20,736 shares ("Restricted Shares") of the Company's common stock, par value $.01 per share, is hereby granted by the Company to the Grantee, subject to the following terms and conditions, and, to the extent relevant and not covered by this Agreement, to the provisions of the NiSource Inc. 1994 Long-Term Incentive Plan, as Amended and Restated Effective January 1, 2004 (the "Plan"), the terms of which are incorporated by reference herein.

         2. Transfer Restrictions. None of the Restricted Shares shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee prior to the lapse of restrictions pursuant to Sections 3, 4 and 5 below.

         3. Lapse of Restrictions. The restrictions set forth in Section 2 above shall lapse with respect to the Restricted Shares as follows:

         The restrictions shall lapse on the first to occur of (i) April 17, 2005 and (ii) the date of the Grantee's death.

         4. Change in Control. Notwithstanding the provisions of Section 3 above, in the event of a Change in Control of the Company, as defined in the Flan, all restrictions applicable to the Restricted Shares shall lapse.

         5. Forfeiture. All of the Restricted Shares shall be forfeited to the Company if, on or before April 1.7, 2015, the Grantee enters into an employment, commercial or consulting relationship with (i) another public utility, public utility holding company or a subsidiary of a public utility holding company, (ii) a regulated or nonregulated energy company or subsidiary of a regulated or nonregulated energy company, or (iii) an independent power producer; or solicits any employee of the Company or its subsidiaries to work for a business entity described in this Section 5; provided, however, the Grantee shall be allowed to undertake an employment, commercial or consulting arrangement with a business entity whose business operations are described above if the Chief Executive Officer of the Company agrees in writing that such activities would not conflict with the best interests of the Company, which agreement shall not he unreasonably withheld.

         6. Rights as Stockholder. During the restriction period, the Grantee shall be entitled to all of the rights of a stockholder with respect to the Restricted Shares, including without limitation the right to vote and tender such Restricted Shares, and to receive dividends and other distributions payable with respect to such Restricted Shares since the Date of Award.

         7. Escrow of Share Certificates. Certificates for the Restricted Shares shall be issued in the Grantee's name and shall be held in escrow by the Company until all restrictions lapse or such Shares are forfeited as provided herein. A certificate or certificates representing the Restricted Shares as to which restrictions have lapsed shall be delivered from escrow by the Company to the grantee upon such lapse.

         8. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver certificates evidencing the Restricted Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or rational securities exchanges as may be required.

         9. Withholding Taxes. The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements as provided in the Plan.

         10. Governing Law. This Agreement shall be construed under the laws of the State of Indiana.

         In Witness Whereof, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.

                                      NISOURCE INC.

                                      By: ____________________________
                                          Chairman of the Nominating and
                                          Compensation Committee Board of
                                          Directors

                                      _________________________________
                                      Stephen P. Adik, Grantee

                                                                       EXHIBIT 3

A.       Vested NiSource Stock Options

  GRANT        EXPIRATION    PLAN         GRANT       OPTIONS       OPTION         OPTIONS         OPTIONS      OPTIONS
  DATE            DATE        ID          TYPE        GRANTED        PRICE       OUTSTANDING        VESTED     EXERCISABLE
---------      ----------    ----     -------------   -------     ----------     -----------       -------     -----------
8/23/1994      8/23/2004     1988     Non-Qualified   16,000      $14.375000        16,000          16,000        16,000

8/22/1995      8/22/2005     1988     Non-Qualified   20,000      $16.218800        20,000          20,000        20,000

8/27/1996      8/27/2006     1988     Non-Qualified   20,000      $18.906300        20,000          20,000        20,000

8/26/1997      8/26/2007     1994     Non-Qualified   20,000      $20.640700        20,000          20,000        20,000

8/25/1998      8/25/2008     1994     Non-Qualified   20,000      $29.218800        20,000          20,000        20,000

8/24/1999      8/24/2009     1994     Non-Qualified   30,000      $24.593800        30,000          30,000        30,000

1/31/2000      1/31/2010     1994     Non-Qualified   45,000      $18.437500        45,000          45,000        45,000

8/22/2000      8/22/2010     1994     Non-Qualified   45,000      $22.22000         45,000          45,000        45,000

1/1/2001       1/1/2011      1994     Non-Qualified   56,604      $25.940000        56,604          56,604        56,604

1/25/2002      1/25/2012     1994     Non-Qualified   68,493      $21.005000        68,493          68,493        68,493

1/1/2003       1/1/2013      1994     Non-Qualified   135,546     $19.840000        135,546         135,546       135,546

B.       Vested Restricted Shares

         1. 151,992 restricted NiSource shares which vest on January 1, 2004.

C.       Vested NiSource Contingent Shares

         1. 25,000 contingent NiSource shares granted in 2000 and vesting on January 29, 2004.

         2. 25,000 contingent NiSource shares granted in 2000 and vesting on January 29, 2005.

         3. 16,361 contingent NiSource shares granted in 2001 and vesting on January 1, 2004.

         4. 16,360 contingent NiSource shares granted in 2001 and vesting on January 1, 2005.

         5. 27,765 contingent TARSAP NiSource shares granted in 2003 and vesting on January 1, 2004.

                                      -3-